Exhibit 99.1

NETSCOUT Reports Third Quarter Fiscal Year 2020 Financial Results

Company Exceeds its Third Quarter Revenue and EPS Expectations

WESTFORD, Mass.--(BUSINESS WIRE)--January 30, 2020--NETSCOUT SYSTEMS, INC. (NASDAQ: NTCT), a leading provider of service assurance, security, and business analytics, today announced financial results for its third quarter fiscal year 2020 ended December 31, 2019.

“We delivered strong third-quarter results with both revenue and earnings per share performance exceeding the high-end of our expectations,” stated Anil Singhal, NETSCOUT’s president and chief executive officer. “Our performance included solid revenue growth in both our service provider and enterprise verticals. We also continued to see strong adoption of our software solutions, which contributed to higher profitability and strong earnings per share performance in the quarter.”

Commenting on the Company’s plans and outlook for the remainder of fiscal year 2020, Singhal said, “With one quarter remaining, we are narrowing our revenue guidance range to $900 million to $910 million and increasing our non-GAAP earnings per share guidance range, by $0.06, to $1.51 to $1.56, due primarily to benefits associated with the clarification of tax reform legislation. These ranges reflect a low-single-digit revenue growth rate and a high-single to low-teens non-GAAP earnings per share growth rate as compared with our prior fiscal year’s performance, excluding the divested HNT tools business.”

Notable developments and highlights:

  NETSCOUT plans to showcase its 5G service assurance capabilities at Mobile World Congress in Barcelona, Spain in late February, highlight its market leading DDoS and other security solutions at the RSA Conference in San Francisco, CA in late February, and hold its annual Engage Technology and User Summit from April 27th to May 1st in Hollywood, FL. More information on each of these events can be found at https://www.netscout.com/events.
  In January, NETSCOUT announced Arbor Sightline with Sentinel to deliver the next generation of DDoS visibility and protection for service providers and large enterprises. Combining core ARBOR NETWORKS™ and NETSCOUT™ Layer 7 technologies with intelligent analytics, machine learning, and automation, Sightline with Sentinel integrates network infrastructure defense functions into an orchestrated capability that delivers unparalleled protection for network, customer and application services at a lower cost.
  In January, NETSCOUT announced that on December 13, 2019, a jury in the United States District Court for the Eastern District of Texas returned a verdict of non-infringement in favor of NETSCOUT against patent assertion entity Implicit, LLC. The jury's unanimous verdict vindicated NETSCOUT's determination to fight an unwarranted accusation. Equally important, the jury's decision reinforced the hard work and original designs of NETSCOUT leaders and engineers who have worked for years to build the Company’s award-winning service assurance and cybersecurity products.
  In December, NETSCOUT announced that it had introduced new capabilities to NETSCOUT’s nGeniusPULSE that enable testing of network and application availability and performance over Wi-Fi connections and business transaction testing (BTT) that test performance within an application. These capabilities improve visibility of the end-user experience regardless of where end-users are located, such as remote offices, retail stores, or sporting and entertainment events. These additions allow IT professionals to uncover, isolate, and help resolve application and network performance issues within a wired or Wi-Fi environment. With earlier domain identification, IT can reduce mean-time-to-resolve to improve the user experience across any cloud or hybrid environment.

Q3 FY20 Financial Results

Total revenue (GAAP) for the third quarter of fiscal year 2020 was $260.0 million, compared with $246.0 million in the same quarter one year ago. Non-GAAP total revenue for the third quarter of fiscal year 2020 was $260.1 million versus $246.3 million in the same quarter one year ago. A reconciliation of GAAP and non-GAAP results is included in the attached financial tables.

Product revenue (GAAP and non-GAAP) for the third quarter of fiscal year 2020 was $143.3 million, which was approximately 55% of total revenue. This compares with third-quarter fiscal year 2019 product revenue (GAAP and non-GAAP) of $134.1 million, which was approximately 54% of total revenue.

Service revenue (GAAP) for the third quarter of fiscal year 2020 was $116.7 million, or approximately 45% of total revenue versus service revenue (GAAP) of $111.9 million, or approximately 45% of total revenue, for the same period one year ago. On a non-GAAP basis, service revenue for fiscal year 2020’s third quarter was $116.8 million, or approximately 45% of total non-GAAP revenue, versus non-GAAP service revenue of $112.1 million, or approximately 46% of total non-GAAP revenue, for the same quarter one year ago.

NETSCOUT’s income from operations (GAAP) was $36.8 million in the third quarter of fiscal year 2020, compared with a loss from operations (GAAP) of $0.6 million in the comparable quarter one year ago. Third-quarter fiscal year 2020 non-GAAP EBITDA from operations was $77.3 million, or 29.7% of non-GAAP quarterly revenue, which compares with $60.4 million, or 24.5% of non-GAAP quarterly revenue in the third quarter of fiscal year 2019. The Company’s third-quarter fiscal year 2020 (GAAP) operating margin was 14.2% versus -0.3% in the prior fiscal year’s third quarter. Third-quarter fiscal year 2020 non-GAAP income from operations was $70.9 million with a non-GAAP operating margin of 27.3%. This compares with third-quarter fiscal year 2019 non-GAAP income from operations of $52.6 million and a non-GAAP operating margin of 21.4%.

Net income (GAAP) for the third quarter of fiscal year 2020 was $36.7 million, or $0.49 per share (diluted) versus net loss (GAAP) of $3.6 million, or $0.05 per share (diluted), for the third quarter of fiscal year 2019. On a non-GAAP basis, net income for the third quarter of fiscal year 2020 was $54.7 million, or $0.73 per share (diluted), which compares with $35.2 million, or $0.45 per share (diluted), for the third quarter of fiscal year 2019.

As of December 31, 2019, cash and cash equivalents, and short and long-term marketable securities were $346.5 million, compared with $307.8 million as of September 30, 2019 and $487.0 million as of March 31, 2019. During the third quarter of fiscal year 2020, NETSCOUT repurchased 1,003,757 shares of its common stock through its share repurchase program at an average price of $24.91 per share, totaling approximately $25.0 million in the aggregate. At the end of the third quarter of fiscal year 2020 NETSCOUT had $450.0 million outstanding on its $1.0 billion revolving credit facility.

Nine-Months FY20 Financial Results

  For the first nine months of fiscal year 2020, total revenue (GAAP) was $662.5 million and non-GAAP total revenue was $662.6 million versus total revenue (GAAP) of $674.9 million and non-GAAP total revenue of $676.3 million for the comparable nine-month period of fiscal year 2019. Non-GAAP revenue for the first nine months of fiscal year 2019 included $18.0 million attributable to the handheld network test (HNT) tools business that was divested in mid-September 2018. A reconciliation of GAAP and non-GAAP results is included in the attached financial tables.
  Product revenue (GAAP) for the first nine months of fiscal year 2020 was $321.8 million compared with $341.8 million in the same period one year ago. Non-GAAP product revenue for the first nine months of fiscal year 2020 was $321.8 million compared with $342.2 million in the same period of fiscal year 2019. The first nine months of fiscal year 2019 non-GAAP product revenue included $13.4 million associated with the divested HNT tools business.
  For the first nine months of fiscal year 2020, service revenue (GAAP) was $340.7 million versus $333.1 million in the same period last year. Non-GAAP service revenue for the first nine months of fiscal year 2020 was $340.8 million compared with $334.1 million for the comparable period of fiscal year 2019. The HNT tools business non-GAAP service revenue for the first nine months of fiscal year 2019 was $4.6 million.
  NETSCOUT’s income from operations (GAAP) during the first nine months of fiscal year 2020 was $5.1 million, compared with a loss from operations of $100.8 million for the comparable nine-month period of fiscal year 2019. NETSCOUT’s loss from operations (GAAP) in the first nine months of fiscal year 2019 included approximately $45 million in charges associated with the sale of the HNT tools business. The Company’s operating margin (GAAP) for the first nine months of fiscal year 2020 was 0.8% versus -14.9% in the comparable period of fiscal year 2019. During the first nine months of fiscal year 2020, the Company’s non-GAAP EBITDA from operations was $134.7 million, or 20.3% of non-GAAP total revenue versus non-GAAP EBITDA from operations of $117.0 million, or 17.3% of non-GAAP total revenue, for the first nine months of fiscal year 2019. The Company’s non-GAAP income from operations for the first nine months of fiscal year 2020 was $114.6 million with a non-GAAP operating margin of 17.3% compared with non-GAAP income from operations of $92.9 million and a 13.7% non-GAAP operating margin for the same period of fiscal year 2019.
  For the first nine months of fiscal year 2020, NETSCOUT’s net loss (GAAP) was $10.1 million, or -$0.13 per share (diluted) compared with a net loss of $92.5 million, or -$1.17 per share (diluted) in the same nine-month period one year ago. NETSCOUT’s net loss (GAAP) in the first nine months of fiscal year 2019 included approximately $45 million in charges associated with the sale of the HNT tools business. Non-GAAP net income for the first nine months of fiscal year 2020 was $81.6 million, or $1.07 per share (diluted) versus non-GAAP net income for the same period of fiscal year 2019 of $57.3 million, or $0.72 per share (diluted).

Guidance:

NETSCOUT’s fiscal year 2020 guidance, which was last provided in October 2019, has been updated to narrow the revenue range with one quarter remaining in the fiscal year and to adjust the earnings per share range to reflect the impacts associated with the clarification of tax reform legislation and recent share repurchases. The Company’s current guidance for fiscal year 2020 is as follows:

  NETSCOUT expects GAAP and non-GAAP revenue to range from $900 million to $910 million in fiscal year 2020 with organic revenue growth (which excludes the $18.0 million in HNT tools revenue from fiscal year 2019) in the low single digit range.
  The Company’s fiscal year 2020 GAAP net income per share (diluted) is now expected to range from $0.01 to $0.06. NETSCOUT’s fiscal year 2020 non-GAAP net income per share (diluted) performance is now expected to range from $1.51 to $1.56.
  A reconciliation between GAAP and non-GAAP revenue and net income per share (diluted) for NETSCOUT’s guidance is included in the attached financial tables.

Conference Call Instructions:

NETSCOUT will host a conference call to discuss its third-quarter fiscal year 2020 financial results today at 8:30 a.m. ET. This call will be webcast live through NETSCOUT’s website at https://ir.netscout.com/investors/overview/default.aspx. Alternatively, people can listen to the call by dialing (785) 424-1667. The conference call ID is NTCTQ320. A replay of the call will be available after 12:00 p.m. ET on January 30, 2020 for approximately one week. The number for the replay is (800) 283-7928 for U.S./Canada and (402) 220-0866 for international callers.

Use of Non-GAAP Financial Information:

To supplement the financial measures presented in NETSCOUT's press release in accordance with accounting principles generally accepted in the United States ("GAAP"), NETSCOUT also reports the following non-GAAP measures: non-GAAP total revenue, non-GAAP product revenue, non-GAAP service revenue, non-GAAP gross profit, non-GAAP income from operations, non-GAAP operating margin, non-GAAP earnings before interest and other expense, income taxes, depreciation and amortization (EBITDA) from operations, non-GAAP net income, and non-GAAP net income per share (diluted). Non-GAAP revenue (total, product and service) eliminates the GAAP effects of acquisitions by adding back revenue related to deferred revenue revaluation. Non-GAAP gross profit includes the aforementioned revenue adjustments and also removes expenses related to the amortization of acquired intangible assets, share-based compensation, certain expenses related to acquisitions including depreciation cost, and adds back transitional service agreement income. Non-GAAP income from operations includes the aforementioned revenue adjustments and also removes expenses related to the amortization of acquired intangible assets, share-based compensation, restructuring charges, intangible asset impairment charges, loss on divestiture, costs related to new accounting standard implementation, and certain expenses relating to acquisitions including depreciation costs, compensation for post-combination services and business development and integration costs while adding back transitional service agreement income. Non-GAAP EBITDA from operations, which has been presented herein as a measure of NETSCOUT’s performance, includes the aforementioned items related to non-GAAP income from operations and also removes non-acquisition-related depreciation expense. Non-GAAP operating margin is calculated based on the non-GAAP financial metrics discussed above. Non-GAAP net income includes the aforementioned items related to non-GAAP income from operations, and also removes changes in contingent consideration, net of related income tax effects. Non-GAAP diluted net income per share also excludes these expenses as well as the related impact of all these adjustments on the provision for income taxes. Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures included in the attached tables within this press release. NETSCOUT also references organic non-GAAP revenue, which includes all of the aforementioned revenue adjustments for non-GAAP revenue and also removes revenue associated with the HNT tools business for comparability purposes with the Company’s quarterly and year-to-date fiscal year 2019 results.

These non-GAAP measures are not in accordance with GAAP, should not be considered an alternative for measures prepared in accordance with GAAP (revenue, gross profit, operating margin, net income and diluted net income per share), and may have limitations because they do not reflect all of NETSCOUT’s results of operations as determined in accordance with GAAP. These non-GAAP measures should only be used to evaluate NETSCOUT’s results of operations in conjunction with the corresponding GAAP measures. The presentation of non-GAAP information is not meant to be considered superior to, in isolation from or as a substitute for results prepared in accordance with GAAP.

NETSCOUT believes these non-GAAP financial measures will enhance the reader’s overall understanding of NETSCOUT’s current financial performance and NETSCOUT's prospects for the future by providing a higher degree of transparency for certain financial measures and providing a level of disclosure that helps investors understand how the Company plans and measures its own business. NETSCOUT believes that providing these non-GAAP measures affords investors a view of NETSCOUT’s operating results that may be more easily compared to peer companies and also enables investors to consider NETSCOUT’s operating results on both a GAAP and non-GAAP basis during and following the integration period of NETSCOUT’s acquisitions. Presenting the GAAP measures on their own, without the supplemental non-GAAP disclosures, might not be indicative of NETSCOUT’s core operating results. Furthermore, NETSCOUT believes that the presentation of non-GAAP measures when shown in conjunction with the corresponding GAAP measures provides useful information to management and investors regarding present and future business trends relating to its financial condition and results of operations.

NETSCOUT management regularly uses supplemental non-GAAP financial measures internally to understand, manage and evaluate its business and to make operating decisions. These non-GAAP measures are among the primary factors that management uses in planning and forecasting.

About NETSCOUT SYSTEMS, INC.

NETSCOUT SYSTEMS, INC. (NASDAQ: NTCT) assures digital business services against disruptions in availability, performance, and security. Our market and technology leadership stems from combining our patented smart data technology with smart analytics. We provide real-time, pervasive visibility, and insights customers need to accelerate and secure their digital transformation. Our approach transforms the way organizations plan, deliver, integrate, test, and deploy services and applications. Our nGenius service assurance solutions provide real-time, contextual analysis of service, network, and application performance. Arbor security solutions protect against DDoS attacks that threaten availability and advanced threats that infiltrate networks to steal critical business assets. To learn more about improving service, network, and application performance in physical or virtual data centers, or in the cloud, and how NETSCOUT’s performance and security solutions, powered by service intelligence can help you move forward with confidence, visit www.netscout.com or follow @NETSCOUT and @ArborNetworks on Twitter, Facebook, or LinkedIn.

Safe Harbor

Forward-looking statements in this release are made pursuant to the safe harbor provisions of Section 21E of the Securities Exchange Act of 1934 and other federal securities laws. Investors are cautioned that statements in this press release, which are not strictly historical statements, including without limitation, the financial guidance for NETSCOUT, constitute forward looking statements that involve risks and uncertainties. Actual results could differ materially from the forward-looking statements due to known and unknown risk, uncertainties, assumptions and other factors. Such factors include slowdowns or downturns in economic conditions generally and in the market for advanced network, service assurance and cybersecurity solutions specifically; the volatile foreign exchange environment; the Company’s relationships with strategic partners and resellers; dependence upon broad-based acceptance of the Company’s network performance management solutions; the presence of competitors with greater financial resources than we have, and their strategic response to our products; our ability to retain key executives and employees; the Company’s ability to realize the anticipated savings from recent restructuring actions and other expense management programs; lower than expected demand for the Company’s products and services; and the timing and magnitude of stock buyback activity based on market conditions, corporate considerations, debt agreements, and regulatory requirements. For a more detailed description of the risk factors associated with the Company, please refer to the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2019 and the Company’s subsequent Quarterly Reports on Form 10-Q, all of which are on file with the Securities and Exchange Commission. NETSCOUT assumes no obligation to update any forward-looking information contained in this press release or with respect to the announcements described herein.

©2020 NETSCOUT SYSTEMS, INC. All rights reserved. NETSCOUT and the NETSCOUT logo are registered trademarks or trademarks of NETSCOUT SYSTEMS, INC. and/or its subsidiaries and/or affiliates in the USA and/or other countries.

NETSCOUT SYSTEMS, INC.
Condensed Consolidated Statements of Operations
(In thousands, except per share data)
(Unaudited)

	Three Months Ended		Nine Months Ended
	December 31,		December 31,
	2019	2018	2019	2018
Revenue:
Product	$143,309	$134,135	$321,803	$341,815
Service	116,715	111,873	340,666	333,101
Total revenue	260,024	246,008	662,469	674,916

Cost of revenue:
Product	34,197	40,517	90,500	107,974
Service	31,388	29,067	88,960	87,617
Total cost of revenue	65,585	69,584	179,460	195,591

Gross profit	194,439	176,424	483,009	479,325

Operating expenses:
Research and development	48,606	49,925	142,391	161,347
Sales and marketing	67,653	74,024	214,245	224,207
General and administrative	25,048	22,788	72,436	74,141
Amortization of acquired intangible assets	16,120	16,433	48,395	57,879
Impairment of intangible assets	-	-	-	35,871
Loss on divestiture	-	-	-	9,177
Restructuring charges	193	13,895	466	17,514

Total operating expenses	157,620	177,065	477,933	580,136

Income (loss) from operations	36,819	(641)	5,076	(100,811)
Interest and other expense, net	(3,915)	(4,564)	(11,930)	(15,203)

Income (loss) before income tax expense (benefit)	32,904	(5,205)	(6,854)	(116,014)
Income tax expense (benefit)	(3,821)	(1,602)	3,236	(23,479)
Net income (loss)	$36,725	$(3,603)	$(10,090)	$(92,535)

Basic net income (loss) per share	$0.49	$(0.05)	$(0.13)	$(1.17)
Diluted net income (loss) per share	$0.49	$(0.05)	$(0.13)	$(1.17)
Weighted average common shares outstanding used in computing:
Net income (loss) per share - basic	74,367	77,774	75,780	78,916
Net income (loss) per share - diluted	74,700	77,774	75,780	78,916

NETSCOUT SYSTEMS, INC.
Consolidated Balance Sheets
(In thousands)

	December 31,	March 31,
	2019	2019
	(Unaudited)
Assets
Current assets:
Cash, cash equivalents and marketable securities	$343,934	$485,976
Accounts receivable and unbilled costs, net	244,877	235,318
Inventories	24,977	26,270
Prepaid expenses and other current assets	40,261	53,658

Total current assets	654,049	801,222

Fixed assets, net	58,700	58,951
Goodwill and intangible assets, net	2,321,352	2,384,603
Long-term marketable securities	2,561	1,012
Operating lease right-of-use assets	65,738	-
Other assets	24,939	24,206

Total assets	$3,127,339	$3,269,994

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$19,756	$24,582
Accrued compensation	70,430	58,501
Accrued other	21,676	24,345
Current portion of operating lease liabilities	11,091	-
Deferred revenue and customer deposits	261,151	272,508

Total current liabilities	384,104	379,936

Other long-term liabilities	6,997	19,493
Deferred tax liability	115,470	124,229
Accrued long-term retirement benefits	35,808	36,284
Long-term deferred revenue	104,339	94,619
Operating lease liabilities, net of current portion	67,814	-
Long-term debt	450,000	550,000

Total liabilities	1,164,532	1,204,561

Stockholders' equity:
Common stock	122	120
Additional paid-in capital	2,873,702	2,828,922
Accumulated other comprehensive loss	(3,345)	(2,639)
Treasury stock, at cost	(1,255,675)	(1,119,063)
Retained earnings	348,003	358,093

Total stockholders' equity	1,962,807	2,065,433

Total liabilities and stockholders' equity	$3,127,339	$3,269,994

NETSCOUT SYSTEMS, INC.
Reconciliation of Current GAAP to Current and Historical Non-GAAP Financial Measures
(In thousands, except per share data)
(Unaudited)

	Three Months Ended		Three Months Ended	Nine Months Ended
	December 31,		September 30,	December 31,
	2019	2018	2019	2019	2018

Product Revenue (GAAP)	$143,309	$134,135	$102,775	$321,803	$341,815
Product deferred revenue fair value adjustment	-	-	-	-	391
Non-GAAP Product Revenue	$143,309	$134,135	$102,775	$321,803	$342,206

Service Revenue (GAAP)	$116,715	$111,873	$113,646	$340,666	$333,101
Service deferred revenue fair value adjustment	48	243	48	144	957
Non-GAAP Service Revenue	$116,763	$112,116	$113,694	$340,810	$334,058

Revenue (GAAP)	$260,024	$246,008	$216,421	$662,469	$674,916
Product deferred revenue fair value adjustment	-	-	-	-	391
Service deferred revenue fair value adjustment	48	243	48	144	957
Non-GAAP Revenue	$260,072	$246,251	$216,469	$662,613	$676,264

Gross Profit (GAAP)	$194,439	$176,424	$157,289	$483,009	$479,325
Product deferred revenue fair value adjustment	-	-	-	-	391
Service deferred revenue fair value adjustment	48	243	48	144	957
Share-based compensation expense (1)	1,506	1,894	2,187	5,427	5,882
Amortization of acquired intangible assets (2)	6,222	7,554	6,225	18,677	23,687
Acquisition related depreciation expense (6)	7	13	6	26	63
Transitional service agreement income (7)	-	-	-	-	2
Non-GAAP Gross Profit	$202,222	$186,128	$165,755	$507,283	$510,307

Income (loss) from Operations (GAAP)	$36,819	$(641)	$(7,295)	$5,076	$(100,811)
Product deferred revenue fair value adjustment	-	-	-	-	391
Service deferred revenue fair value adjustment	48	243	48	144	957
Share-based compensation expense (1)	11,361	13,759	15,857	39,961	44,142
Amortization of acquired intangible assets (2)	22,342	23,987	22,357	67,072	81,566
Business development and integration expense (3)	20	1	39	38	386
New standard implementation expense (4)	1	72	-	10	888
Compensation for post-combination services (5)	125	99	135	453	717
Restructuring charges	193	13,895	150	466	17,514
Impairment of intangible assets	-	-	-	-	35,871
Acquisition related depreciation expense (6)	61	122	69	251	784
Loss on divestiture	-	-	-	-	9,177
Transitional service agreement income (expense) (7)	(25)	1,055	275	1,159	1,274
Non-GAAP Income from Operations	$70,945	$52,592	$31,635	$114,630	$92,856

Net Income (loss) (GAAP)	$36,725	$(3,603)	$(17,472)	$(10,090)	$(92,535)
Product deferred revenue fair value adjustment	-	-	-	-	391
Service deferred revenue fair value adjustment	48	243	48	144	957
Share-based compensation expense (1)	11,361	13,759	15,857	39,961	44,142
Amortization of acquired intangible assets (2)	22,342	23,987	22,357	67,072	81,566
Business development and integration expense (3)	20	1	39	38	386
New standard implementation expense (4)	1	72	-	10	888
Compensation for post-combination services (5)	125	99	135	453	717
Restructuring charges	193	13,895	150	466	17,514
Impairment of intangible assets	-	-	-	-	35,871
Acquisition related depreciation expense (6)	61	122	69	251	784
Loss on divestiture	-	-	-	-	9,177
Transitional service agreement expense (7)	-	(45)	-	-	(45)
Change in contingent consideration	-	-	(6)	517	-
Income tax adjustments (8)	(16,182)	(13,334)	181	(17,176)	(42,563)
Non-GAAP Net Income	$54,694	$35,196	$21,358	$81,646	$57,250

Diluted Net Loss Per Share (GAAP)	$0.49	$(0.05)	$(0.23)	$(0.13)	$(1.17)
Share impact of non-GAAP adjustments identified above	0.24	0.50	0.51	1.20	1.89
Non-GAAP Diluted Net Income Per Share	$0.73	$0.45	$0.28	$1.07	$0.72

Shares used in computing non-GAAP diluted net income per share	74,700	78,208	76,310	76,474	79,648

NETSCOUT SYSTEMS, INC.
Reconciliation of Current GAAP to Current and Historical Non-GAAP Financial Measures - Continued
(In thousands)
(Unaudited)

	Three Months Ended		Three Months Ended	Nine Months Ended
	December 31,		September 30,	December 31,
	2019	2018	2019	2019	2018

(1) Share-based compensation expense included in these amounts is as follows:
Cost of product revenue	$231	$375	$345	$843	$1,188
Cost of service revenue	1,275	1,519	1,842	4,584	4,694
Research and development	3,437	3,979	4,820	12,076	13,544
Sales and marketing	3,910	4,649	5,288	13,333	15,051
General and administrative	2,508	3,237	3,562	9,125	9,665
Total share-based compensation expense	$11,361	$13,759	$15,857	$39,961	$44,142

(2) Amortization expense related to acquired software and product technology, tradenames, customer relationships included in these amounts is as follows:
Cost of product revenue	$6,222	$7,554	$6,225	$18,677	$23,687
Operating expenses	16,120	16,433	16,132	48,395	57,879
Total amortization expense	$22,342	$23,987	$22,357	$67,072	$81,566

(3) Business development and integration expense included in these amounts is as follows:
Research and development	$-	$-	$-	$43	$356
General and administrative	20	1	39	(5)	30
Total business development and integration expense	$20	$1	$39	$38	$386

(4) New standard implementation expense included in these
amounts is as follows:
General and administrative	$1	$72	$-	$10	$888
Total new standard implementation expense	$1	$72	$-	$10	$888

(5) Compensation for post-combination services included in these amounts is as follows:
Research and development	$125	$87	$135	$453	$620
Sales and marketing	-	-	-		19
General and administrative	-	12	-		78
Total compensation for post-combination services	$125	$99	$135	$453	$717

(6) Acquisition related depreciation expense included in these amounts is as follows:
Cost of product revenue	$4	$10	$4	$18	$34
Cost of service revenue	3	3	2	8	29
Research and development	43	83	48	174	504
Sales and marketing	8	11	9	27	67
General and administrative	3	15	6	24	150
Total acquisition related depreciation expense	$61	$122	$69	$251	$784

(7) Transitional service agreement income included in these
amounts is as follows:
Cost of service revenue	$-	$-	$-	$-	$2
Research and development	(25)	104	10	87	127
Sales and marketing	-	128	42	168	178
General and administrative	-	823	223	904	967
Other Income (expense), net	25	(1,100)	(275)	(1,159)	(1,319)
Total transitional service agreement income	$-	$(45)	$-	$-	$(45)

(8) Total income tax adjustment included in these
amounts is as follows:
Tax effect of non-GAAP adjustments above	$(16,182)	$(13,334)	$181	$(17,176)	$(42,563)
Total income tax adjustments	$(16,182)	$(13,334)	$181	$(17,176)	$(42,563)

NETSCOUT SYSTEMS, INC.
Reconciliation of GAAP Revenue to Non-GAAP Organic Revenue
(In thousands)
(Unaudited)

	Three Months Ended		Nine Months Ended
	December 31,		December 31,
	2019	2018	2019	2018

GAAP Product Revenue	$143,309	$134,135	$321,803	$341,815
Adjustments	-	-	-	391
Non-GAAP Product Revenue	$143,309	$134,135	$321,803	$342,206
HNT Tools Product Revenue	-	-	-	(13,430)
Organic Non-GAAP Product Revenue	$143,309	$134,135	$321,803	$328,776

GAAP Service Revenue	$116,715	$111,873	$340,666	$333,101
Adjustments	48	243	144	957
Non-GAAP Service Revenue	$116,763	$112,116	$340,810	$334,058
HNT Tools Service Revenue	-	-	-	(4,555)
Organic Non-GAAP Service Revenue	$116,763	$112,116	$340,810	$329,503

GAAP Revenue	$260,024	$246,008	$662,469	$674,916
Adjustments	48	243	144	1,348
Non-GAAP Revenue	$260,072	$246,251	$662,613	$676,264
HNT Tools Revenue	-	-	-	(17,985)
Organic Non-GAAP Revenue	$260,072	$246,251	$662,613	$658,279

NETSCOUT SYSTEMS, INC.
Reconciliation of Current GAAP to Current and Historical Non-GAAP Financial Measures - Non-GAAP EBITDA
(In thousands)
(Unaudited)

	Three Months Ended		Three Months Ended	Nine Months Ended
	December 31,		September 30,	December 31,
	2019	2018	2019	2019	2018

Loss from operations (GAAP)	$36,819	$(641)	$(7,295)	$5,076	$(100,811)
Previous adjustments to determine non-GAAP income from operations	34,126	53,233	38,930	109,554	193,667
Non-GAAP Income from operations	70,945	52,592	31,635	114,630	92,856

Depreciation excluding acquisition related	6,339	7,842	6,905	20,085	24,159

Non-GAAP EBITDA from operations	$77,284	$60,434	$38,540	$134,715	$117,015

NETSCOUT SYSTEMS, INC.
Reconciliation of GAAP Financial Guidance to Non-GAAP Financial Guidance
(Unaudited)
(In millions, except net income per share - diluted)

	FY'19	FY'20
GAAP revenue	$909.9	~$900 million to ~$910 million
Deferred service revenue fair value adjustment	$1.2	Less than $1 million
Deferred product revenue fair value adjustment	$0.4	-
Non-GAAP revenue	$911.5	~$900 million to ~$910 million

HNT Tools Revenue	$(18.0)	-
Organic non-GAAP revenue	$893.5	~$900 million to ~$910 million

	FY'19	FY'20
GAAP Net Income (Loss)	$(73.3)	~$1 million to ~$5 million
Deferred service revenue fair value adjustment	$1.2	Less than $1 million
Deferred product revenue fair value adjustment	$0.4	-
Amortization of intangible assets	$105.5	~$90 million
Share-based compensation expenses	$56.3	~$51 million
Business development & integration expenses*	$2.5	Less than $1 million
New accounting standard implementation	$0.9	-
Restructuring costs	$18.7	Less than $1 million
Impairment of Intangibles	$35.9	-
Loss on divestiture	$9.5	-
Change in contingent consideration	$1.5	Less than $1 million
Total Adjustments	$232.4	~$142 million to ~$143 million
Related impact of adjustments on income tax	$(49.9)	(~$29 million)
Non-GAAP Net Income	$109.2	~$115 million to ~$119 million

GAAP net income (loss) per share (diluted)	$(0.93)	~$0.01 to ~$0.06
Non-GAAP net income per share (diluted)	$1.38	~$1.51 to ~$1.56

Average Weighted Shares Outstanding (diluted GAAP)	78.6	76.0 million
Average Weighted Shares Outstanding (diluted Non-GAAP)	79.3	76.0 million
*Business development & integration expenses include compensation for post-combination services and acquisition-related depreciation expense

Contacts

Investors
Anthony Piazza
Vice President, Corporate Finance
978-614-4286
IR@netscout.com

Media
Maribel Lopez
Manager, Marketing & Corporate Communications
781-362-4330
Maribel.Lopez@netscout.com